UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2026

Aptiv PLC

(Exact name of registrant as specified in its charter)

Jersey	001-35346	98-1824200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Spitalstrasse 5

8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, Including Zip Code)

+41 52 580 96 00

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	APTV	New York Stock Exchange
1.600% Senior Notes due 2028	APTV	New York Stock Exchange
4.650% Senior Notes due 2029	APTV	New York Stock Exchange
3.250% Senior Notes due 2032	APTV	New York Stock Exchange
5.150% Senior Notes due 2034	APTV	New York Stock Exchange
4.250% Senior Notes due 2036	APTV	New York Stock Exchange
4.400% Senior Notes due 2046	APTV	New York Stock Exchange
5.400% Senior Notes due 2049	APTV	New York Stock Exchange
3.100% Senior Notes due 2051	APTV	New York Stock Exchange
4.150% Senior Notes due 2052	APTV	New York Stock Exchange
5.750% Senior Notes due 2054	APTV	New York Stock Exchange
6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054	APTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 1, 2026 (the “Distribution Date”) at 12:01 a.m., eastern time, Aptiv PLC (the “Company”) completed the previously announced separation (the “Spin-Off”) of Versigent Limited (“Versigent”) from the Company. The Spin-Off of Versigent from the Company was achieved through the Company’s pro rata distribution of all of the outstanding ordinary shares of Versigent to holders of record of the Company’s ordinary shares. Each holder of record of the Company’s ordinary shares received one ordinary share of Versigent for every three ordinary shares of the Company held on March 17, 2026, the record date for the distribution. In lieu of fractional shares of Versigent, shareholders of the Company will receive cash. On April 1, 2026, Versigent’s ordinary shares began trading on the New York Stock Exchange under the ticker symbol “VGNT.”

Item 1.01	Entry into a Material Definitive Agreement.

Prior to the Distribution Date, the Company and Versigent entered into a separation and distribution agreement (the “Separation and Distribution Agreement”) to effect the Spin-Off. The Separation and Distribution Agreement sets forth the Company’s agreements with Versigent regarding the principal actions to be taken in connection with the Spin-Off, and other agreements that govern aspects of the Company’s relationship with Versigent following the Spin-Off. A summary of the material terms of the Separation and Distribution Agreement can be found in the section titled “Certain Relationships and Related Party Transactions—Agreements with Aptiv” in Versigent’s Information Statement, which is attached as Exhibit 99.1 to Versigent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2026.

The summary of the Separation and Distribution Agreement, which is incorporated by reference into this Item 1.01 in its entirety, does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2026, the Spin-Off was completed in accordance with the Separation and Distribution Agreement. The description of the Spin-Off included under the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than four business days after the date of the Spin-Off.

(d) Exhibits

Exhibit	Description

2.1	Separation and Distribution Agreement, dated as of March 30, 2026, by and between Aptiv PLC and Versigent Limited.†+

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) and Item 601(b)(10)(iv) of Regulation S-K, as applicable. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

+

The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTIV PLC

Date: April 1, 2026	/s/ Katherine H. Ramundo
Katherine H. Ramundo
Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary